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                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT is made and entered into as of September 15, 1994 by and between COPPERFIELD INVESTMENT & DEVELOPMENT COMPANY, a California Corporation ("Landlord") and Video Broadcasting Corporation, a Delaware Corporation ("Tenant").

     A. Landlord and Tenant made and entered into a written Lease Agreement dated May 5, 1994, pursuant to which Tenant leased from Landlord, 1,500 rentable square feet of space on the Twelfth floor (12) of the Building. A Letter Agreement dated July 22, 1994 added additional tenant improvements to be provided by Landlord at Landlord's cost.

     B. Landlord and Tenant agree to reduce the square footage of the Premises to 1,472 rentable square feet.

AND WHEREAS, the parties agree to this First Amendment to Lease on the terms hereinafter stated.

NOW, THEREFORE, in consideration of the mutual covenants herein, and in the stated Lease contained, the parties hereby agree as follows:

     1. Section 1.(a) of the Original Lease shall be amended to reflect a rentable area of approximately 1,472 square feet and a usable area of 1,262 square feet.

     2. Section 1.(b)(2) of the Original Lease shall be amended to reflect a new Commencment date of September 27, 1994.

     3. Section 1.(c) of the Original Lease shall be amended to reflect a base rent in the amount of $2,208.00 during months one through twelve; the remainder of Section 1.(c) is not amended.

     4. Section 1.(e) of the Original Lease shall reflect a security deposit to be held on file in the amount of $2,208.00. Tenant has paid the amount of $238.80 on Lease execution, and this amount, together with the sum of $2,011.20 previously on file, resulted in the Landlord's receipt of $2,250.00. Of this amount $42.00 has been applied as rent.

     5. Except as herein amended, the office Lease shall remain in full force and effect in accordance with its original covenants, conditions and restrictions. Except as specifically modified herein, each and all of the provisions of the Office Lease are hereby incorporated by reference herein and made a part hereof.

IN WITNESS WHEREOF, the parties have made and entered into this First Amendment Agreement as of the date and year first above written.

"LANDLORD"
COPPERFIELD INVESTMENT & DEVELOPMENT COMPANY,
A California Corporation




By: /s/ Daniel Lai
    -----------------------------
      Daniel Lai, President


"TENANT"
Video Broadcasting Corporation,
A Delaware Corporation



By: /s/ J. Graeme McWhirter
    -----------------------------
      J. Graeme McWhirter
      Executive Vice President


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                    Diagram of Suite 1205 on the 12th Floor
                          consisting of approximately
                            1,472 Rentable and 1,262
                               Usable square feet


The exterior demising walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Building thereabove have not been demised hereby, and the use hereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Building, are hereby excepted and reserved by Landlord.


                                  EXHIBIT "A"

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                             Diagram of Finish Plan


The exterior demising walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Building thereabove have not been demised hereby, and the use hereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Building, are hereby excepted and reserved by Landlord.


                                  EXHIBIT "A"